UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2014

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 E. Middlefield Road

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 5, 2014, Omnicell, Inc. (the “Company”) entered into Amendment Number One (the “Amendment”) to that certain Credit Agreement, by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”).  The Amendment increases the amount of the Company’s common stock that may be repurchased by the Company in open market transactions authorized by the Company’s Board of Directors (the “Board”), together with any repurchases of the Company’s common stock from any consultants, employees, officers or directors of the Company or any of its subsidiaries following the death, disability, retirement or termination of employment of such employees, officers or directors, from $25 million per fiscal year to $50 million per fiscal year.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01  Other Events.

On November 4, 2014, the Board authorized a stock repurchase program providing for the repurchase of up to $50 million of the Company’s common stock (the “2014 Repurchase Program”).

The 2014 Repurchase Program is in addition to the stock repurchase program approved by the Board in 2012 (the “2012 Repurchase Program”). As of September 30, 2014, the maximum dollar value of shares that may yet be purchased under the 2012 Repurchase Program is $9.4 million.

The timing, price and volume of repurchases are to be based on market conditions, relevant securities laws and other factors. The stock repurchases may be made from time to time on the open market, in privately negotiated transactions or pursuant to a Rule 10b-18 plan, subject to the terms and conditions of the Credit Agreement, as amended. The stock repurchase program does not obligate the Company to repurchase any specific number of shares, and the Company may terminate or suspend the repurchase program at any time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1                        Amendment Number One to Credit Agreement, dated November 5, 2014, by and among Omnicell, Inc., with respect to Section 12 thereof, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: November 7, 2014	By:	/s/ Dan S. Johnston
Dan S. Johnston
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1

Amendment Number One to Credit Agreement, dated November 5, 2014, by and among Omnicell, Inc., with respect to Section 12 thereof, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as administrative agent.